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                                                                Exhibit 5.0

     [BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P. LETTERHEAD]


                                                                  (336) 271-3112



                               November 17, 2000



Board of Directors
First Community Financial Corporation
708 South Church Street
P.O. Box 1837
Burlington, NC  27216-1837

     Re: First Community Financial Corporation Stock Option Plan and Trust Agreement - Registration Statement on Form S-8 with Respect to the Offering of up to 188,079 Shares of Common Stock

Gentlemen:

     We have acted as special counsel to First Community Financial Corporation (the "Holding Company") in connection with the Holding Company's registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of its offering of up to 188,079 shares of common stock, no par value (the "Shares"), under the First Community Financial Corporation Stock Option Plan and Trust Agreement (the "Stock Option Plan") in connection with the exercise of stock options (the "Option Rights"). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering our opinion.

     For purposes of rendering our opinion, we have assumed that (i) the Shares issuable pursuant to the exercise of Option Rights granted under the terms of the Stock Option Plan will continue to be duly and validly authorized on the dates the Shares are issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Stock Option Plan will constitute valid, legal and binding obligations of the Holding Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable against the Holding Company in accordance with their terms; (iii) no change occurs after the date hereof in applicable law or the pertinent facts; and (iv) the provisions of applicable "blue sky" and other state securities laws have been complied with to the extent required.

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     Based on the foregoing, and subject to the assumptions set forth herein, it is our opinion as of the date hereof that the Shares which are to be issued pursuant to the Stock Option Plan have been duly and validly authorized and, upon the sale of the Shares in accordance with the Stock Option Plan, and upon receipt of any consideration required therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                              Sincerely yours,

                              BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD,
                              L.L.P.



                              By:   /s/ Edward C. Winslow III
                                   -----------------------------------
                                   Edward C. Winslow, III